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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[X] Definitive Information Statement

                          ARIZONA AIRCRAFT SPARES, INC.
                         -------------------------------
                (Name of Registrant As Specified In Its Charter)

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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset, as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                          Arizona Aircraft Spares, Inc.
                             3431 E Hemisphere Loop
                                 Tucson AZ 85706


                              INFORMATION STATEMENT
Introduction

            We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy. This Information Statement is being mailed on or about December 3, 2004 to all stockholders of record on November 23, 2004.

General

            This Information Statement is being furnished by Arizona Aircraft Spares, Inc. (the "Company") pursuant to Section 14(c) of the Securities Exchange Act of 1934 and Rule 14c-1 thereunder, to announce the amendment of the Company's Articles of Incorporation to (a) increase the number of authorized shares of common stock from 40,000,000 shares to 500,000,000 and (b) to change the name of the Company to Cell Wireless Corporation.

Amendment to Articles of Incorporation

            The Board of Directors has approved and the Stockholders owning a majority of the outstanding shares of common stock of the Company on November 23, 2004 have approved an amendment to the Company's Articles of Incorporation to (a) increase the number of authorized shares of common stock from 40,000,000 shares to 500,000,000 shares and (b) to change the name of the Company to Cell Wireless Corporation. The Company will file an amendment to its Articles of Incorporation to effect the changes 20 days after this Information Statement is mailed to the Stockholders.

            The Company acquired certain assets and liabilities of 1Cellnet as reported in its Form 8-K filed with the SEC on November 17, 2004. The reason for the name change to Cell Wireless Corporation is to better reflect the Company's new business venture.

Reasons for and Effect of the Amendment for the increase of the authorized but unissued shares of the Company

            The amendment will allow the Company to issue additional shares of common stock and to be able to convert the shares of preferred stock of the Company as may be necessary in order to provide the potential for growth and profit to Company through financings, acquisitions or other strategic transactions and to provide equity incentives to employees, officers and directors. The amendment will not immediately result in any changes to the issued and outstanding shares of common and preferred stock of the Company and will only affect the number of shares that may be issued by the Company in the future and in accordance with any converted shares of preferred stock to common stock. Future issuances of additional shares of common or preferred stock, whether pursuant to an acquisition or other corporate transaction, would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders. The availability for issuance of additional shares of Common Stock could discourage or make more difficult efforts to obtain control of the Company.


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Effective Date of Transaction

            Management will file the Amendment to the Company's Articles of Incorporation to reflect the increase in authorized shares and the name change as soon as practicable 20 days after this Information Statement is mailed to the Stockholders.

Voting Securities

            There are currently 36,217,651 shares of the Company's common stock outstanding. The Company has no other securities outstanding but has authorized the issuance of 4,000,000 shares of Preferred Stock pursuant to the acquisition of certain and particular assets and liabilities of 1Cellnet as reported in the Form 8-K filed by the Company on November 17, 2004. A total of 19,658,397 shares of the Company's common stock, representing more than the requisite 50% pursuant to Nevada General Corporate Law of the outstanding shares of common stock, approved the amendment to the Articles of Incorporation to increase the number of authorized shares and change the name of the Company.

Description of Securities

            The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws, is qualified in its entirety.

Common Stock

            After the amendment, we will be authorized to issue 500,000,000 shares of common stock, par value $0.001. As of November 23, 2004, there were 35,517,651 shares of common stock issued and outstanding that are held by 205 stockholders of record.

            Each share of our common stock entitles the stockholder to one vote, either in person or by proxy, at meetings of the stockholders. The stockholders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. The vote of the stockholders of a majority of the issued and outstanding shares of common stock is sufficient to make certain fundamental corporate changes such as liquidation, reorganization, merger or an amendment to our Articles of Incorporation and to authorize, affirm, ratify or consent to these acts or action, subject to the provisions of Nevada law.

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            Stockholders of our common stock have no preemptive rights. Upon our liquidation, dissolution or winding up, the stockholders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

            The Company is authorized to issue 10,000,000 shares of preferred stock, par value $0.001, of which no shares are currently issued. The Board of Directors has set the voting powers at 10 votes for each 1 Preferred Share, as well as created the conversion of such Preferred Shares at a rate of 10 Common for each issued Preferred Share. Pursuant to the acquisition of certain and particular assets and liabilities of 1Cellnet as detailed by the Company in its Form 8-K as filed with the SEC on November 17, 2004, the Board has determined to issue 4,000,000 Preferred Shares for the purchase of such assets and liabilities.

Dividend Policy

            Stockholders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available. We have not paid any dividends on earnings since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends on earnings will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Dissenters Rights

            No stockholders of the Company have dissenter's rights regarding the amendment to the Articles of Incorporation.

Other Information

            We file periodic reports, proxy statements and other documents with the Securities and Exchange Commission. You may obtain a copy of these reports by accessing the Securities and Exchange Commission's website at http://www.sec.gov.


Arizona Aircraft Spares, Inc.
By Order of the Board of Directors
November 23, 2004